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                                                               EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Reynolds and Reynolds Company on Form S-8 of our report dated November 10, 1995, which includes an explanatory paragraph concerning a change in the method of accounting for post-retirement benefits other than pensions in 1993 appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP
Dayton, Ohio
September 20, 1996